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                              FRESH AMERICA CORP.
                             STOCK OPTION AGREEMENT

Optionee: Larry Martin                            Number of Shares of Stock
                                                  Subject to this Option: 20,000



     THIS AGREEMENT, effective as of 2-Jun-00 (the "Date of Grant") is entered into by and between Fresh America Corp., a Texas corporation (the "Company"), and Larry Martin (the "Optionee").

     WHEREAS, the Company has adopted the Fresh America Corp. 1996 Stock
Option and Award Plan (the "Plan"), which provides for the grant of qualified and nonqualified stock options with respect to the common stock of the Company, par value $.01 per share (the "Stock"), as well as the grant of shares of restricted Stock, to employees and outside directors of the Company as selected by the Plan Administration Committee (the "Committee");

     WHEREAS, the Optionee has been selected by the Committee to participate in the Plan, in accordance with the provisions thereof;

     WHEREAS, the Committee awarded to the Optionee an option (the "Option") as of the Date of Grant; and

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1.   GRANT OF OPTION; EXERCISE PRICE.

     The Committee hereby awards to the Optionee this Option to purchase all or any part of the number of shares of Stock set forth above at the exercise price of $2.00 per share, on the terms and conditions set forth herein and subject in all respects to the terms and provisions of the Plan, which is incorporated herein by reference.



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     2.   RESTRICTIONS ON TRANSFER.

     This Option may not be transferred, assigned, pledged or hypothecated in any way and will not be subject to execution, attachment or similar process, except by will or under the laws of descent and distribution.

     This Option will terminate immediately upon any attempted transfer, assignment, pledge or hypothecation of this Option in violation of this
Section 2.

     3.   VESTING OF OPTION.

     This Option is exercisable only upon and after vesting. This Option shall vest 50% after one year from the date of the award and 50% after 2 years from the award date, unless the Optionee ceases to be an Employee for any reason prior to such date. The vesting of the Option will be accelerated upon the occurrence of a Change of Control. For the purposes of this Agreement, a "Change of Control" shall have occurred if at any time during the term of this Agreement any of the following events shall occur:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 60% of the combined voting power to elect the directors of the Company of the then outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all shareholders on a pro rata basis and is actually received in respect of or exchange for voting securities of the Company pursuant to such transaction;

          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person and as a result of such sale less than 60% of the combined voting power to elect the directors of the Company of the then outstanding securities of such corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all shareholders on a pro rata basis and is actually received in respect of or exchange for voting securities of the Company pursuant to such sale (provided that this provision shall not apply to a registered public offering of securities of a subsidiary of the Company, which offering is not part of a transaction otherwise a part of or related to a Change in Control);

          (iii) Any person (including any "person" as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934) of securities which when added to any securities already owned by such person would represent in the aggregate 40% or more of the then outstanding securities of the Company which are entitled to vote to elect the directors of the Company; or



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          (iv)      Any occurrence that would be required to be reported in
     response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Securities Exchange Act of 1934.

     4.   WHEN OPTION MAY BE EXERCISED.

     Except as provided in the Plan, this Option shall be exercisable at any time after vesting up to 10 (ten) years after its Date of Grant.

     5.   EXERCISE OF OPTION.

     This Option shall be exercisable in accordance with the procedures set forth in the Plan. By accepting this Option, the Optionee consents to any required withholding as described in the Plan, including withholding from the Optionee's wages.

     6.   QUALIFIED OPTION.

     This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. In order to receive the favorable tax treatment afforded incentive stock options, the Optionee must meet certain holding period requirements with respect to the Option Shares. Neither the Company nor any member of the Board or member of the Committee shall be liable to the Optionee or any other person if the Internal Revenue Service or any court having jurisdiction determines for any reason that this Option does not qualify as an incentive stock option.

     7.   RECEIPT AND REVIEW OF PLAN.

     The Optionee acknowledges receipt of a copy of the Plan and notice of the terms, conditions, restrictions and limitations contained in the Plan, including without limitation the restrictions set forth in Section 15 of the Plan. The Company and the Optionee agree to be bound by all of the terms, conditions, restrictions and limitations of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without the Optionee's consent, adversely affect the rights specifically granted to the Optionee hereunder. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

     8.   NOTICES.

     Any notice under this Agreement to the Company shall be addressed to Fresh America Corp., 6600 LBJ Freeway, Suite 180, Dallas, TX 75240 (Attention: Plan Administration Committee), and any notice to the Optionee shall be addressed to the Optionee at the address listed beneath the Optionee's signature hereto. However, either party may at any time notify the other in writing of a new address for such purpose.




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     9.   SEVERABILITY.

     If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality, or enforceability of any remaining provision or portion hereof, which remaining provision or portion shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion eliminated.

     10.  HEADINGS.

     The headings and captions utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

     11.  AGREED FORUM.

     All acts required to be performed by the Optionee hereunder shall be deemed to be performed in Dallas County, Texas.

     12.  EQUITABLE RELIEF.

     This Agreement will be made, delivered and is to be performed in part or in full in Dallas County, Texas. The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, and any such action, including an action seeking specific performance or injunctive relief, may be brought in Dallas County, Texas.

     13.  APPLICABLE STATE LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

     14.  SUCCESSORS AND ASSIGNS.

     Subject to the limitations on the transferability of this Option, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.





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15.  JOINDER OF SPOUSE.

     The Optionee's spouse has executed this Agreement for the purpose of evidencing such spouse's consent to the agreements herein contained and for the further purpose of agreeing that any community interest, or other right, title or interest, which such spouse may have in this Option or in Option Shares issued in the Optionee's name shall be bound by the terms herein. The Optionee agrees to cause any future spouse of such Optionee to execute a counterpart of this Agreement agreeing to be likewise bound.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


OPTIONEE:                                    FRESH AMERICA CORP.


Larry Martin                                 By:    /s/ JOHN GRAY
                                                    ----------------------------
                                             Name:      John Gray
                                                    ----------------------------
                                             Title:     EVP & CFO
                                                    ----------------------------

ADDRESS:
2729 Sunrise Dr
Arlington, TX 76006





SPOUSE OF OPTIONEE:


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